SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 26, 2007
(Date of earliest event reported)

First Northern Community Bancorp
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp 195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This amendment to the Registrant’s 8-K dated January 26, 2007 is being filed to report the appointment of Andrew S. Wallace under Item 5.02 and to report that Mr. Wallace will be a member of the Registrant’s Audit Committee.

Item 5.02 Appointment of Director

On January 26, 2007, Owen J. Onsum, President and CEO announced the appointment of Andrew S. Wallace to First Northern Community Bancorp’s and First Northern Bank’s Board of Directors. Mr. Wallace’s appointment to the Board will increase the number of Directors to ten. Mr. Wallace will be a member of First Northern Bank’s Audit Committee which functions as the audit committee for First Northern Community Bancorp.

There are no arrangements or understandings between Mr. Wallace and other persons with respect to his appointment as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2007                 First Northern Community Bancorp

(Registrant)

By: _/s/Louise A. Walker________
Louise A. Walker
Senior Executive Vice President
Chief Financial Officer